AMENDMENT NO. 1

                                       TO

                           LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT NO. 1 (this "Amendment") is entered into as of May 10, 2004, by and among BROWN JORDAN INTERNATIONAL, INC., a Florida corporation ("BJI"), the other entities designated as a "Borrower" on the signature pages hereto (together with BJI, each a "Borrower," and collectively, the "Borrowers"), the financial institutions set forth on the signature pages hereto (each a "Lender" and collectively, "Lenders") and GMAC COMMERCIAL FINANCE LLC, as agent for Lenders (in such capacity, "Agent").

                                   BACKGROUND

     Borrowers, Guarantors, Agent and Lenders are parties to a Loan and Security Agreement dated as of March 31, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

     Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

                     (a) Section 1.2 is amended as follows:

     (i) The definition of "Other Documents" shall be amended by deleting such definition in its entirety and by substituting therefore the following:

     "Other Documents" shall mean, collectively, (x) the Notes, any Hedge Agreement, any Guaranty and any and all other agreements, instruments and written contractual obligations, including, without limitation, guaranties, security agreements, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Loan Party and/or delivered to Agent, any Lender or any Issuer in respect of the transactions contemplated by this Agreement and (y) the agreements entered into from time to time in the ordinary course of the Loan Parties' business (the "BofA Cash Management Documents") between Loan Parties and Bank of America, N.A. ("BofA") with respect to cash management services and controlled disbursement services provided by BofA to Loan Parties.

     (ii) The definition of "Settlement Date" shall be amended by deleting the word "monthly" and by substituting therefore the word "weekly".

     (b) Section 2.1(c) shall be amended by deleting the words "at least once every month" and by substituting therefore the words "at least once every week".

     (c) Section 9.8 shall be amended by deleting the words "(but in any event within forty-five (45) days after the end of each fiscal quarter," and by substituting therefore the words "(but in any event within (x) sixty (60) days after the end of the fiscal quarter ended March 31, 2004 and (y) forty-five (45) days after the end of each succeeding fiscal quarter),".

     (d) Section 11.2 shall be amended by deleting such Section in its entirety and substituting therefor the following:

     "Subject to the terms of the Intercreditor Agreements, the proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations (excluding Obligations arising under Hedge Agreements and/or the BofA Cash Management Documents); third, to fees payable in connection with this Agreement; fourth, to furnish to Agent cash collateral in an amount not less than 105% of the aggregate undrawn amount of all Letters of Credit, such cash collateral arrangements to be in form and substance satisfactory to Agent; fifth, to the principal of the Obligations (excluding Obligations arising under Hedge Agreements and/or the BofA Cash Management Documents); sixth, to all remaining unpaid Obligations (excluding Obligations arising under Hedge Agreements and/or the BofA Cash Management Documents); seventh, to Obligations arising under Hedge Agreements and/or the BofA Cash Management Documents (provided, however, that no more than $500,000 of proceeds of Collateral may be applied to Obligations under the BofA Cash Management Documents), and eighth, to the appropriate Loan Party (subject to the equal or prior claims of other Persons under applicable law). If any deficiency shall arise, Loan Parties shall remain liable to Agent and Lenders therefor. If it is determined by an authority of competent jurisdiction that a disposition by Agent did not occur in a commercially reasonably manner, Agent may obtain a deficiency judgment for the difference between the amount of the Obligation and the amount that a commercially reasonable sale would have yielded. Agent will not be considered to have offered to retain the Collateral in satisfaction of the Obligations unless Agent has entered into a written agreement with Loan Party to that effect."

     3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received
(i) four (4) copies of this Amendment executed by each Loan Party, each Lender and Agent, and (ii) all such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

     4. Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

     (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of the Loan Parties and are enforceable against the Loan Parties in accordance with their respective terms.

     (b) Upon the effectiveness of this Amendment, each Loan Party hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

     (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

     (d) No Loan Party has any defense, counterclaim or offset with respect to the Loan Agreement.

     5. Effect on the Loan Agreement.

     (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

     (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                            BROWN JORDAN INTERNATIONAL, INC.,
                                            as Borrowing Agent and as a Borrower


                                            By:   /s/ John W. Frederick
                                                  John W. Frederick,
                                                  Executive Vice President and
                                                  Chief Administrative Officer

                                            BJ MEXICO IV, INC.
                                            BJ MEXICO V, INC.
                                            BROWN JORDAN COMPANY
                                            CASUAL LIVING WORLDWIDE, INC.
                                            CHARTER FURNITURE CORPORATION
                                            LODGING BY LIBERTY, INC.
                                            LOEWENSTEIN, INC.
                                            POMPEII FURNITURE CO., INC.
                                            SOUTHERN WOOD PRODUCTS, INC.
                                            TEXACRAFT, INC.
                                            TROPIC CRAFT, INC.
                                            WABASH VALLEY MANUFACTURING, INC.
                                            WINSTON FURNITURE COMPANY OF
                                               ALABAMA, INC.
                                            THE WOODSMITHS COMPANY,
                                            as Borrowers


                                            By:   /s/ John W. Frederick
                                                  John W. Frederick,
                                                  Executive Vice President and
                                                  Chief Administrative Officer

                                 CONFIRMED AND ACKNOWLEDGED:


                                 BJCLW HOLDINGS, INC.
                                 BJI EMPLOYEES SERVICES, INC.
                                 BJIP, INC.
                                 WINSTON PROPERTIES, INC.,
                                 as Guarantors


                                 By:   /s/ John W. Frederick
                                       John W. Frederick,
                                       Executive Vice President and
                                       Chief Administrative Officer


                                 WLFI HOLDINGS, INC.,
                                 as a Loan Party


                                 By:   /s/ John W. Frederick
                                       John W. Frederick,
                                       Executive Vice President and
                                       Chief Administrative Officer



                                 GMAC COMMERCIAL FINANCE LLC,

                                 as a Lender, as Swingline Lender and as Agent


                                 By:  /s/ Steven Dempsey

                                      Steven Dempsey,
                                      Director


                                 MERRILL LYNCH CAPITAL, a
                                 division of Merrill Lynch
                                 Business Financial
                                 Services, Inc.,

                                 as a Lender


                                 By: /s/ Merrill Lynch Capital
                                 Name:
                                 Title: